                                                                    Exhibit 10.1

                        REVOLVING CREDIT LOAN AGREEMENT
                        -------------------------------


     THIS REVOLVING CREDIT LOAN AGREEMENT, dated as of August 12, 1998 (as amended, the "Agreement"), is by and between MICROFLUIDICS INTERNATIONAL CORPORATION, a Delaware corporation (the "Company") and COMERICA BANK, a Michigan banking corporation (the "Bank").

                                  INTRODUCTION
                                  ------------

     The Company desires to obtain a credit facility providing for a revolving line of credit in the aggregate principal amount of Five Million Dollars ($5,000,000) to refinance and replace Company's existing credit facilities, to provide funds for its working capital needs, to fund the purchase of the assets of EMCO, and for general corporate purposes, and the Bank is willing to establish such credit facilities in favor of the Company on the terms and conditions herein set forth.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

      1.1   Certain Definitions.  As used herein the following terms shall have
            -------------------
the following respective meanings:

     "Accounts," "Chattel Paper," "Documents," "Equipment," "Fixtures," "General
      --------    -------------    ---------    ---------    --------    -------
Intangibles," "Goods," "Instruments" and "Inventory" shall have the meanings
-----------    -----    -----------       ---------
assigned to them in the UCC on the date of this Agreement.

     "Accounts Receivable" shall mean and include all Accounts, Chattel Paper
      -------------------
and General Intangibles (including, but not limited to tax refunds, trade names, trade styles and goodwill, trade marks, copyrights and patents, and applications therefor, trade and proprietary secrets, formulae, designs, blueprints and plans, customer lists, literary rights, licenses and permits, receivables, insurance proceeds, beneficial interests in trusts and minute books and other books and records) now owned or hereafter acquired by Company.

     "Acquisition" shall mean the purchase of substantially all of the assets of
      -----------
EMCO by the Company.

     "Acquisition Documents" shall mean the Asset Purchase Agreement, Seller's
      ---------------------
Subordinated Note and the other documents relating to the Acquisition.

     "Affiliate" shall mean, when used with respect to any person, any other
      ---------
person, which directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall mean this Revolving Credit Loan Agreement.
      ---------

     "Applicable Interest Period" shall mean, with respect to any Eurodollar
      --------------------------
Loan, the Eurodollar Interest Period selected by the Company in any Notice of Borrowing.

     "Applicable Interest Rate" shall mean the Eurodollar Rate, the Prime Rate,
      ------------------------
as selected by the Company from time to time or as otherwise determined in accordance with the terms and conditions of this Agreement.

     "Applicable Lending Office" shall mean, with respect to any Loan made by
      -------------------------
the Bank or with respect to the Bank's Commitment, the office of the Bank or of any Affiliate of the Bank located at the address specified for the Bank on the signature pages hereof (or identified on the signature pages hereof as the lending office for a particular type of Loan) or any other office or Affiliates of the Bank or of any Affiliate of the Bank hereafter selected and notified to the Company and the Bank as an Applicable Lending Office for a particular type of Loan by the Bank.

     "Applicable Margin" shall mean that number of percentage points to be taken
      -----------------
into account in computing the interest rate that accrues on the Loans and may be designated as the "Prime Margin" or the "Eurodollar Margin," as applicable. The Applicable Margin shall mean the applicable percentage per annum, as determined by reference to the following table:

                              Prime Margin    Eurodollar Margin
                              ------------    -----------------

a.   For the first 90 days
     after the Effective Date       -7/8%            2.0%

b.   From the 91st day after
     the Effective Date until
     the Termination Date           -5/8%            2.0%

     "Average Daily Outstandings" shall mean, in respect of a particular fiscal
      --------------------------
quarter, a dollar amount equal to the average daily amount of principal Indebtedness outstanding under this Agreement during such applicable fiscal quarter. Such amount shall be determined as of the Determination Date in respect of such fiscal quarter, and shall be determined by dividing (a) the sum of the aggregate principal Indebtedness outstanding under this Agreement as of the end of each day occurring during such fiscal quarter, by (b) the actual number of days in such fiscal quarter.

     "Bankruptcy Code" shall mean Title 11 of the United States Code, as
      ---------------
amended, or any successor act or code.

     "Borrowing" shall mean the aggregation of Loans of the Bank to be made to
      ---------
the Company pursuant to Article II on a single date and for a single Eurodollar Interest Period which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing compromised of Eurodollar Rate Loans.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day
      ------------
on which the Bank is not open to the public for carrying on substantially all of its banking functions, and if the applicable Business Day relates to a Eurodollar Rate Loan or request therefor, a day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time, and the regulations thereunder.

     "Collateral" shall mean all property of the Company now or hereafter in the
      ----------
possession of the Bank or any Affiliate of the Bank (or as to which the Bank or any Affiliate of the Bank now or hereafter controls possession by documents or otherwise), all amounts in all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the Company now or hereafter with the Bank or any Affiliate of the Bank and all of Company's Accounts, Chattel Paper, Documents, Equipment (other than titled vehicles), Fixtures, General Intangibles, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto, and all proceeds and products of all the foregoing and all additional property (real or personal) of the Company which is now or hereafter subject to a security interest, mortgage, lien, claim or other encumbrance granted by the Company to, or in favor of, the Bank.

     "Collateral Documents" shall mean the Security Agreement, the Financing
      --------------------
Statements and such other documents executed and delivered to the Bank pursuant to this Agreement granting the Bank a security interest in, mortgage on or lien upon the Collateral.

     "Consolidated" or "consolidated" shall mean, when used with reference to
      ------------      ------------
any financial term of this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Covenant Compliance Certificate" shall mean a certificate in form of
      -------------------------------
Exhibit C to the Agreement, completed in all appropriate respects and executed by the chief executive or chief financial officer of the Company and setting forth the Company's computation of its compliance with the financial covenants contained in Sections 7.5, 7.6, 7.7 and 7.8 of the Agreement.

     "Current Assets" shall mean, as of any applicable date of determination,
      --------------
all cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and inventories.

     "Current Liabilities" shall mean, as of any applicable date of
      -------------------
determination, all liabilities of a person that should be classified as current in accordance with GAAP, including without limitation the principal amount outstanding of Revolving Credit Loans, whether or not classified as current under GAAP.

     "Current Maturities" shall mean, as of any applicable date of
      ------------------
determination, current maturities of long-term Debt as determined in accordance with GAAP.

     "Debt" shall mean, as of any applicable date of determination, all items of
      ----
indebtedness, obligation or liability of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP.

     "Debt-to-Worth Ratio" shall mean, as of any applicable time of
      -------------------
determination, the ratio of (a) the Company's Debt at such time (excluding Subordinated Debt), to (b) the Company's Tangible Effective Net Worth at such time. For purposes of this Agreement, the Company's Debt-to-Worth Ratio shall be calculated quarterly as of each Determination Date, based upon the quarterly financial statements of the Company to be furnished to Bank pursuant to the provisions of Section 7.4.2 of this Agreement for and as of the end of the relevant fiscal quarter.

     "Default" shall mean any of the events or conditions described in
      -------
Section 9.1 or 9.2 which might become an Event of Default with notice or lapse of time or both.

     "Determination Date" shall mean the last day of each fiscal quarter.
      ------------------

     "Dollars" and "$" shall mean the lawful money of the United States of
      -------       -
America.

     "EBITDA" shall mean Net Income before interest, income taxes, depreciation
      ------
and amortization.

     "EMCO" shall mean, collectively, Epworth Manufacturing Company, Inc. and
      ----
Morehouse-COWLES, Inc.

     "Effective Date" shall mean the effective date specified in the final
      --------------
paragraph of this Agreement.

     "Environmental Laws" at any date shall mean all provisions of law, statute,
      ------------------
ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and the regulations thereunder.

     "ERISA Affiliate" shall mean, with respect to any person, any trade or
      ---------------
business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under
Section 414 of the Code.

     "Eurodollar Interest Period" shall mean, with respect to any Eurodollar
      --------------------------
Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made and ending on the date up to twelve (12) months thereafter, as the Company may elect in the applicable Notice of Borrowing; provided, that

(a) any Eurodollar Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;
(b) any Eurodollar Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Interest Period is to end, shall end on the last Business Day of such calendar month; and (c) no Eurodollar Interest Period may be elected with respect to any Revolving Credit Loan that extends beyond the Termination Date.

     "Eurodollar Lending Office" shall mean such branch of Bank, domestic or
      -------------------------
foreign, as it may hereafter designate as its Eurodollar Lending Office.

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and
      ---------------
the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

     (a)  the Eurodollar Margin, plus

     (b)  the quotient of:

          (i) the per annum interest rate at which the Bank's Eurodollar Lending Office offers deposits to prime banks in the eurodollar market in an amount comparable to the relevant Eurodollar Rate Loan and for a period equal to the relevant Eurodollar Interest Period at or about 11:00 a.m. (Grand Rapids, Michigan time) (or as soon thereafter as practical) two (2) Business Days prior to the first day of such Eurodollar Interest Period;

               divided by

          (ii) a percentage equal to 100% minus the maximum rate on such date at which the Bank is required to maintain reserves on "Eurocurrency Liabilities" as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as the Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes Eurodollar Rate Loans, the rate at which such reserves are required to be maintained on such category.

     "Eurodollar Rate Loan" shall mean any Borrowing which bears interest at the
      --------------------
Eurodollar Rate.

     "Event of Default" shall mean any of the events or conditions  described in
      ----------------
Section 8.

     "Federal Funds Rate" shall mean, for any day, the average of the rates on
      ------------------
overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Bank from three federal funds brokers of recognized standing selected by the Bank in its discretion from time to time as the opening federal funds rate paid or payable by the Bank in its regional federal funds market for overnight borrowings from other banks.

     "Financial Statements" shall mean all those balance sheets, earnings
      --------------------
statements and statements of cash flow (whether of the Company, any Subsidiary or otherwise) which have been furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contem plated hereby.

     "Financing Statement" shall mean UCC financing statements describing the
      -------------------
Bank as secured party and the Company as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices as the Bank shall reasonably deem necessary or advisable.

     "GAAP" shall mean generally accepted accounting principles applied on a
      ----
basis consistent with that reflected in the Financial Statements as of the date hereof.

     "Indebtedness" shall mean all loans, advances and indebtedness of the
      ------------
Company to the Bank under this Agreement, together with all other indebtedness, obligations and liabilities whatsoever of the Company to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

     "Interest Payment Date" shall mean the first day of each month commencing
      ---------------------
September 1, 1998.

     "Legal Rate" shall mean the maximum interest rate permitted to be paid by
      ----------
corporate debtors or received by the Bank with respect to the Indebtedness under applicable law.

     "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security
      ----
interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

     "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
      ------------------
Section 4001(a)(3) or ERISA or Section 414(f) of the Code.

     "Net Income" shall mean the net income (or loss) of a person for any period
      ----------
determined in accordance with GAAP but excluding in any event:

           (i) any one time adjustment resulting from the implementation of a change in accounting principle prescribed by the Financial Accounting Standards Board;

          (ii) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses.

     "Notice of Borrowing" shall mean any notice of any Borrowing.
      -------------------

     "Overdue Rate" shall mean (a) in respect of the principal of any Eurodollar
      ------------
Rate Loan, a rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate in effect thereon until the end of the then current Applicable Interest Periods and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Prime Rate, and (b) in respect of the principal of any Prime Rate Loan, and other amounts payable by the Company hereunder (other than interest or amounts described in clause
(a) above), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Prime Rate.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Permitted Liens" shall mean:
      ---------------

          (a) Liens and encumbrances in favor of the Bank;

          (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in a manner satisfactory to the Bank;

          (c) Liens not delinquent created by statute in connection with workers' compensation, unemployment insurance, social security and similar statutory obligations;

          (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

          (e) Those existing Liens described on Schedule 1 attached hereto;

          (f) Purchase money security interests, leases or any title retention interest granted or retained in connection with the purchase or leasing of equipment or fixtures by the Company.

     "Person" or "person" shall include an individual, a corporation, an
      ------      ------
association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean, with respect to any person, any pension plan (other than
      ----
a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by such person, any subsidiary of such person or any ERISA Affiliate, or by any other person if such person, any Subsidiary of such person or any ERISA Affiliate could have liability with respect to such pension plan.

     "Prepayment Date" shall mean the date on which the Company prepays any
      ---------------
principal of a Eurodollar Rate Loan.

     "Prime Rate" shall mean the per annum rate that is equal to the Prime
      ----------
Margin plus the greater of (i) the per annum rate of interest announced from time to time by the Bank as its "prime rate", which rate may not necessarily be the lowest rate charged by the Bank to any of its customers, or (ii) the Federal Funds Rate plus two percent (2%) per annum. The Prime Rate shall change simultaneously with any change in such "prime rate" or such Federal Funds Rate, if applicable.

     "Prime Rate Loan" shall mean any Borrowing which bears interest at the
      ---------------
Prime Rate.

     "Prohibited Transaction" shall mean any transaction involving any Plan
      ----------------------
which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

     "Reportable Event" shall mean a reportable event as described in Section
      ----------------
4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by PBGC under ERISA.

     "Revolving Credit Commitment" shall mean the agreement by the Bank to make
      ---------------------------
Revolving Credit Loans pursuant to Section 2.1, in amounts not exceeding an aggregate principal amount outstanding at any time of Five Million Dollars ($5,000,000).

     "Revolving Credit Loan" shall mean any Borrowing under Section 2.4
      ---------------------
evidenced by the Revolving Credit Note and made pursuant to Section 2.1.

     "Revolving Credit Note" shall mean any promissory note of the Company
      ---------------------
evidencing the Revolving Credit Loan, in substantially the form annexed hereto as Exhibit A, as amended or modified from time to time and together with any promissory note or notes in exchange or replacement therefor.

     "Security Agreement" shall mean the security agreement in the form of
      ------------------
Exhibit B to the Agreement pursuant to which the Company grants to the Bank a security interest in the Accounts, Chattel Paper, Documents, Equipment (other than titled vehicles), Fixtures, General Intangibles, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds and products thereof.

     "Senior Debt Service" shall mean, for any applicable period, the sum of:
      -------------------
(i) interest on the Indebtedness, plus (ii) Current Maturities of the Indebtedness.

     "Senior Debt Service Ratio" shall mean the ratio of the Company's EBITDA to
      -------------------------
its Senior Debt Service. For purposes of this Agreement, the Senior Debt Service Ratio shall be calculated at the end of each quarter of the Company's fiscal year (except for the quarter ending March 31, 1999), commencing as of December 31, 1998, using the previous four (4) fiscal quarters.

     "Subordinated Debt" shall mean indebtedness of the Company to third parties
      -----------------
which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to the Bank.

     "Subsidiary" shall mean any corporation (whether now existing or hereafter
      ----------
organized or acquired) in which more than fifty percent (50%) of the outstanding securities having ordinary voting power for the election of directors, as of any applicable date of determination, shall be owned directly, or indirectly through one or more subsidiaries, by the Company.

     "Tangible Effective Net Worth" shall mean Tangible Net Worth plus
      ----------------------------
Subordinated Debt.

     "Tangible Net Worth" shall mean, as of any applicable date of
      ------------------
determination, the excess of (i) the net book value of all assets of a person (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill, and similar intangible assets, after all appropriate deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization), over (ii) all Debt of such person.

     "Termination Date" shall mean the earlier to occur of: (a) the date on
      ----------------
which the Commitment is terminated pursuant to Section 9.2 or (b) September 1, 2001.

     "UCC" shall mean Public Act 174 of 1962 of the State of Michigan, as
      ---
amended.

     "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of
      ----------------------------
any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) or ERISA.

      1.2   Other Definitions; Rules of Construction.  As used herein, the terms
            ----------------------------------------
"Bank" and "Company" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. The terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. Use of the terms, "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                                  ARTICLE II

                         THE COMMITMENTS AND THE LOANS
                         -----------------------------

      2.1   Revolving Credit Commitment.  The Bank agrees, subject to the terms
            ---------------------------
and conditions of this Agreement, to make Revolving Credit Loans to the Company, in an amount not to exceed the amounts set forth in Section 2.3.

      2.2   Notice of Borrowings.  The Company shall give the Bank notice
            --------------------
(a "Notice of Borrowing") of each Borrowing not later than 1:00 p.m. Grand Rapids time on (a) the Business Day each Prime Rate Borrowing is to be made, and
(b) one Business Day before each Eurodollar Rate Borrowing is to be made, specifying:

               (i)   the date of such Borrowing, which shall be a Business Day;

               (ii)  the aggregate amount of such Borrowing;

               (iii) the Applicable Interest Rate;

               (iv) and, in the case of Eurodollar Rate Loans, the Applicable Interest Period.

      2.3   Maximum Amount of Revolving Credit Loans.  The sum of the aggregate
            ----------------------------------------
principal amount of all Revolving Credit Loans outstanding shall not at any time exceed the Revolving Credit Commitment Amount.

      2.4   Evidence of Borrowing.  The Revolving Credit Loan shall be evidenced
            ---------------------
by the Revolving Credit Note, payable to the order of the Bank. The Bank shall record on its books and records appropriate notations to evidence, the date, amount and maturity of each Revolving Credit Loan made by it and the date and amount of each payment of principal and interest made by the Company with respect thereto. The records of the Bank regarding the Revolving Credit Loans made by it shall constitute prima facie evidence of the information contained therein.

      2.5   Minimum Amounts of Borrowings.  Except for (a) Eurodollar Borrowings
            -----------------------------
and conversions thereof which exhaust the entire remaining amount of the Revolving Credit Commitment, and (b) payments required pursuant to Sections 3.1 or 3.2, each Eurodollar Borrowing and each continuation or conversion thereof and each repayment thereof shall be in a minimum amount of One Million Dollars ($1,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000).

      2.6   Termination Date.  The Revolving Credit Commitment shall terminate
            ----------------
on the Termination Date, and any Revolving Credit Loan outstanding (together with accrued interest thereon) shall be due and payable on such date.

      2.7   Subsequent Elections as to Borrowing.  The Company may elect (a) to
            ------------------------------------
continue a Eurodollar Rate Borrowing or a portion thereof, as a Eurodollar Rate Borrowing, or (b) to convert a Eurodollar Rate Borrowing or a portion thereof, to a Prime Rate Borrowing, or (c) elect to convert a Prime Rate Borrowing, or a portion thereof, to a Eurodollar Rate Borrowing, in each case by giving verbal notice thereof to the Bank not later than 1:00 p.m. Detroit time (i) one Business Day prior to the date any such continuation of or conversion to a Eurodollar Rate Borrowing is to be effective and (ii) one Business Day prior to the date any such continuation of or conversion to a Prime Rate Borrowing to be effective, provided that an outstanding Eurodollar Rate Borrowing may only be converted on the last day of the then current Eurodollar Interest Period with respect to such Borrowing, and provided further, if a continuation of a Borrowing as, or a conversion of a Borrowing to, a Eurodollar Rate Borrowing is requested, such notice shall also specify the Applicable Interest Period to be applicable thereto upon such continuation or conversion. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Borrowing, the Company shall be deemed to have elected to convert such Eurodollar Rate Borrowing to a Prime Rate Borrowing on the last day of the Applicable Interest Period with respect to such Borrowing. If requested by the Bank, the Company shall confirm any verbal notice hereunder in writing.

      2.8   Limitations of Requests and Elections.  Notwithstanding any other
            -------------------------------------
provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Borrowing, a request for a continuation of a Eurodollar Rate Borrowing as a Eurodollar Rate Borrowing or a request for a conversion of a Prime Rate Borrowing to a Eurodollar Rate Borrowing, (a) in the case of any Eurodollar Rate Borrowing, deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Company are not available to the Bank in the relevant interbank secondary market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to the Bank of making, funding or maintaining the related Eurodollar Rate Loan, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for the Bank (i) to make or fund Eurodollar Rate Borrowings or (ii) to maintain outstanding such Eurodollar Rate Borrowing, or (iii) to convert a Loan to a Eurodollar Rate Loan, then the Company shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Borrowing or a continuation of or conversion to a Eurodollar Rate Borrowing. In the event that such circumstances no longer exist, the Bank shall again consider requests for Eurodollar Rate Borrowings, and requests for continuations of and conversions to Eurodollar Rate Borrowings.

                                  ARTICLE III

                       PAYMENTS AND PREPAYMENTS OF LOANS
                       ---------------------------------

      3.1   Principal Payments.  The Company shall pay to the Bank, unless
            ------------------
accelerated earlier pursuant to the terms of this Agreement, the principal amount of each Eurodollar Rate Loan included in any Revolving Borrowing on the last day of the Eurodollar Interest Period applicable thereto (unless continued as provided in Section 2.7 or on the Termination Date, whichever is earlier), and the principal amount of each Prime Rate Loan included in any Revolving Credit Borrowing shall be due and payable on the Termination Date.

      3.2   Optional Prepayment of Principal.
            --------------------------------

          3.2.1  Prime Rate Loans.  The Company may pay all or part of the Loans
                 ----------------
outstanding at any time and from time to time that bear interest at the Prime Rate without penalty, premium or other charge.

          3.2.2  Eurodollar Rate Loans.  The Company may not prepay any portion
                 ---------------------
of the Revolving Credit Loans as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending, and any Eurodollar Rate Loan may only be paid on the last day of the Applicable Interest Period with respect thereto.

          3.2.3  Notice of Prepayment.  All notices of prepayment that are
                 --------------------
delivered to the Bank by the Company pursuant to this Section 3.2 shall be delivered by 10:00 a.m. Detroit time on the relevant Business Day or if delivered at a later time shall be deemed to have been delivered as of the next Business Day.

      3.3   Interest Payments.  The Company shall pay interest to the Bank on
            -----------------
the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether a stated maturity, by demand, by acceleration or otherwise), and thereafter on demand, at the Applicable Interest Rate. Notwithstanding the foregoing, the Company shall pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) which is not paid in full when due (whether at stated maturity, by demand, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full.

      3.4   Fees.
            ----

          3.4.1  Commitment Fee.  The Company agrees to pay to the Bank a
                 --------------
Commitment Fee of Seven Thousand Five Hundred Dollars ($7,500) which shall be deemed earned in full upon issuance of the commitment letter.

          3.4.2  Unused Facility Fee.  In the event the Average Daily
                 -------------------
Outstandings are less than Three Million Dollars ($3,000,000) during any period, the Company shall pay to the Bank an unused facility fee for the period from the date of this Agreement to and including the Termination date equal to one-eighth of one percent (1/8%) per annum on the difference between the average unpaid principal balance of the Revolving Credit Loans and the Revolving Credit Commitment. Such fee shall be payable within ten (10) days of invoicing by the Bank, for the fiscal quarters ending on each March, June, September and December, commencing with the fiscal quarter ending September 30, 1998, whenever the Average Daily Outstandings are less than Three Million Dollars ($3,000,000).

          3.4.3  Preparation Fees.  Upon demand of the Bank from time to time,
                 ----------------
the Company shall pay to the Bank the amount of the expenses (including without limit reasonable attorneys' fees not to exceed Five Thousand Dollars ($5,000) and disbursements) incurred by the Bank from time to time in connection with the preparation of this Agreement and related instruments.

      3.5   General Provisions as to Payments.  The Company shall make each
            ---------------------------------
payment of principal and interest on the Revolving Credit Loan and of fees and other amounts payable hereunder, not later than 1:00 p.m. Detroit, Michigan, time on the date when due, to the Bank at its address referred to in Section
10.2. Whenever any payment of principal of, or interest on, Prime Rate Loans or any commitment, facility or other fee or expense payable hereunder shall be due on the day which is not a Business Day, the date for payment thereof shall be extended to then next succeeding Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Rate Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended pursuant to this Section, by operation of law, or otherwise, interest thereon shall be payable for such extended time.

      3.6   Computation of Interest and Fees.  Interest hereunder shall be
            --------------------------------
computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      3.7   No Set Off or Deduction.  All payments of principal of and interest
            -----------------------
on the Loans and other amounts payable by the Company hereunder shall be made by the Company without set off or counterclaim, and free and clear of, and without deduction or with holding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

      3.8   Additional Costs.  (a) In the event that the adoption of, or any
            ----------------
change in or in the interpretation by any governmental authority of, any applicable law, treaty, rule or regulation (whether domestic or foreign), or compliance by the Bank with any guideline, request or directive of any governmental authority that is promulgated, made, issued, or changed (whether or not having the force of law), shall (i) change the basis of taxation of payments to the Bank of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of the Bank), or (ii) shall impose, modify or deemed applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (iii) shall impose any other condition with respect to this Agreement, the Commitments, the Revolving Credit Note or the Revolving Credit Loan, and the result of any of the foregoing is to increase the cost to the Bank, of making, funding or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by the Bank, thereon, then the Company shall pay to the Bank from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, the Bank is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan or pursuant to subsection (b) of this Section.
A statement as to the amount of such increased cost or reduced sum receivable and reason therefor, prepared in good faith and in reasonable detail by the Bank, and submitted by the Bank, to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

          (b) In the event that any applicable law, rule, regulation, or guideline now in effect relating to capital adequacy, or that the adoption of, or any change in or in the interpretation by any governmental authority of any applicable law, treaty, rule or regulation (whether domestic or foreign), or that compliance by the Bank with any guideline, request or directive of any governmental authority (whether or not having the force of law) relating to capital adequacy, or that is promulgated, made, issued, or changed including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital required or expected to be maintained is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Company shall pay to the Bank, from time to time, upon request by the Bank additional amounts sufficient to compensate the Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which the Bank reasonably determines to be allocable to the existence of the Bank's obligations hereunder. A statement as to the amount of such compensation and reason therefor, prepared in good faith and in reasonable detail by the Bank, as the case maybe, and submitted by the Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

      3.9   Illegality and Impossibility.  In the event that the adoption of, or
            ----------------------------
any change in or in the interpretation by any governmental authority of, any applicable law, treaty, rule or regulation (whether domestic or foreign), or compliance by the Bank with any guideline, request or directive of any governmental authority that is promulgated, made, issued, or changed (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for the Bank to maintain any Eurodollar Rate Loan under this Agreement, the Company shall upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of each Eurodollar Rate Loan so affected, together with all accrued interest thereon to the date of payment, (a) on the last day of the then current Eurodollar Interest Period applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if the Bank may not continue to maintain such Loan to such day.

      3.10       Funding Losses.  If the Company makes any payment of principal
                 --------------
with respect to any Eurodollar Rate Loan on any day other than the last day of an Applicable Interest Period (whether pursuant to Section 3.2, Section 3.3,
Section 3.9, Article IX or otherwise), or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due unless continued or converted in accordance with Section 2.1, the Company shall, in addition to any amounts that may be payable pursuant to Section 3.8 or 3.11, reimburse the Bank, on demand, for any resulting loss, cost or expense incurred by Bank as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Bank shall have funded or committed to fund such Loan. Such amount payable by the Company to Bank may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the Applicable Interest Period, at the applicable rate of interest for said Loan(s) provided hereunder, over (b) the amount of interest (as reasonably determined by Bank) which would have accrued to Bank on such amount by placing such amount on deposit for a comparable period, with leading banks in the interbank eurodollar market. Calculation of any amounts payable to Bank under this section shall be made as though Bank shall have actually funded or committed to fund the relevant Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the

Applicable Interest Period; provided, however, that Bank may fund any Revolving Credit Loan in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this section. Upon the written request of the Company, Bank shall deliver to the Company a certificate setting forth the basis for determining such losses, costs and expense, which certificate shall be conclusively presumed correct, absent manifest error.

      3.11       Regulation D Compensation.  In the event that any applicable
                 -------------------------
law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital is increased by or based upon the existence of any obligations of Bank hereunder or the making or maintaining any Eurodollar Loan(s) hereunder, and such increase has the effect of reducing the rate of return on Bank's (or such controlling corporation's) capital as a consequence of such obligations or the making or maintaining of such Eurodollar Loan(s) hereunder to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Company shall pay to Bank, within fifteen (15) days of the Company's receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of Bank hereunder or to the making or maintaining any Eurodollar Loan(s) hereunder. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by Bank and submitted by Bank to the Company, shall be conclusive and binding for all purposes absent manifest error in computation.

                                  ARTICLE IV

                                   SECURITY
                                   --------

     To secure full and timely performance of the Company's covenants set out in this Agreement and to secure the repayment of the Revolving Credit Note and all other Indebtedness, the Company has granted and assigned a lien upon, and security interest in, the Collateral pursuant to the Collateral Documents.

                                   ARTICLE V

                              CONDITION PRECEDENT
                              -------------------

      5.1   Conditions for First Borrowing.  The obligation of the Bank to make
            ------------------------------
a Revolving Credit Loan on the occasion of the first Borrowing is subject to receipt by the Bank of the following documents and completion of the following matters, in form and substance satisfactory to the Bank:

          5.1.1  Documents Executed and Filed.  The Company shall have executed
                 ----------------------------
(or caused to be executed) and delivered to the Bank the following:

                    (i)   the Revolving Credit Note;

                    (ii)  the Security Agreement; and

                    (iii) the Financing Statement.

          5.1.2  Charter Documents.  Certificates of recent date of the
                 -----------------
appropriate authority or official of the Company's state of incorporation listing all charter documents of the Company on file in that office and certifying as to the good standing and corporate existence of the Company together with copies of such charter documents of the Company, certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company.

          5.1.3  ByLaws and Corporate Authorizations.  Copies of the by-laws of
                 -----------------------------------
the Company together with all authorizing resolutions and evidence of other corporate action taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement and the Revolving Credit Note and the consummation by the Company of the transactions contemplated hereby, together with a certificate of incumbency of the Company containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company in connection with this Agreement and the Revolving Credit Note and the consummation by the Company of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company.

          5.1.4  Consents, Approvals, etc.  Copies of all governmental and
                 ------------------------
nongovernmental consents, approvals, authorizations, declarations, registrations or filings, if any, required on the part of the Company in connection with the execution, delivery and performance of this Agreement or the Revolving Credit Note or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement or the Revolving Credit Note, certified as true and correct and in full force and effect as of the Effective Date by a duly authorized officer of the Company, or, if no consents are required, a certificate of such officer to that effect.

          5.1.5  Representations and Warranties.  A certificate of a duly
                 ------------------------------
authorized officer of the Company to the effect that (i) the representations and warranties of the Company contained in this Agreement are true in all material respects, and (ii) no Default or Event of Default has occurred and is continuing.

          5.1.6  Acquisition Complete.  The Acquisition shall have been
                 --------------------
completed upon terms and conditions satisfactory to the Bank.

          5.1.7  Certified Acquisition Documents.  The Company shall have
                 -------------------------------
furnished to the Bank complete copies of the Acquisition Documents, all of which shall have been certified by a duly authorized officer of the Company as of the Effective Date as being complete, accurate and in effect.

          5.1.8  Pro Forma Balance Sheet.  The Company shall have furnished to
                 -----------------------
the Bank its pro forma balance sheet in form satisfactory to the Bank giving effect to the Acquisition, together with a certificate of solvency.

          5.1.9  Financial Statements.  The Company shall have furnished to the
                 --------------------
Bank the audited balance sheet of EMCO as of June 30, 1998, in form acceptable to the Bank.

          5.1.10  Fees.  The payment in full of all fees required to be paid by
                  ----
the Company on or before the Effective Date hereunder;

          5.1.11  UCC Lien Search.  The Bank shall have received UCC record and
                  ---------------
copy searches, disclosing no notice of any liens or encumbrances filed against any of the Collateral other than Permitted Liens.

          5.1.12  Casualty Insurance.  The Company shall have furnished to the
                  ------------------
Bank, in form, content and amounts and with companies satisfactory to the Bank, casualty insurance policies with lender's loss payable clauses in favor of the Bank, relating to the assets and properties (including, but not limited to, the Collateral) of the Company.

          5.1.13  Approval of Bank's Counsel.  All actions, proceedings,
                  --------------------------
instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

          5.1.14  Other Conditions.   The Company shall have delivered to the
                  ----------------
Bank such other certificates and documents as the Bank may reasonably request.

      5.2   Further Conditions for Borrowing.  The obligation of the Bank to
            --------------------------------
make any Revolving Credit Loan on the occasion of each Borrowing (including without limitation the first Borrowing) is further subject to the satisfaction of the following conditions precedent:

          (a) receipt by the Bank of a Notice of Borrowing is required under this Agreement;

          (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Borrowings will not exceed the aggregate amount of the relevant Commitments or otherwise be in excess of the amount permitted hereunder;

          (c) the fact that, at the time of, and immediately after, such Borrowing, no Default or Event of Default shall have occurred and be continuing;

          (d) the fact that the representations and warranties of the Company contained in this Agreement shall be true in all material respects as of the date of such Borrowing. Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in subsections (b), (c) and (d) of this Section. For purposes of this Section the representations and warranties contained in Section
6.5 hereof shall be deemed made with respect to the Financial Statements.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Company represents and warrants to the Bank that:

      6.1   Organization and Good Standing.  The Company is a corporation duly
            ------------------------------
incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company is duly qualified to transact business and is in good standing in each jurisdiction where failure to qualify would have a material adverse effect on the Company or its business, and the Company has all requisite power and authority, corporate or otherwise, to conduct its business, to own and operate its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Revolving Credit Note and the Collateral Documents.

      6.2   Due Authorization.  The execution, delivery and performance by the
            -----------------
Company of this Agreement, the Revolving Credit Note and the Collateral Documents have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Company, (b) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or of the Articles of Incorporation or By-Laws of the Company, or (c) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected; and the Company is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument where (a), (b) or
(c) above could reasonably be expected to have a material adverse effect on the business, properties, operations, or condition, financial or otherwise, of the Company.

      6.3   Third-Party Consents.  No authorization, consent, approval, license,
            --------------------
exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement, the Revolving Credit Note or the Collateral Documents.

      6.4   Validity of Agreements.  This Agreement constitutes, and the
            ----------------------
Revolving Credit Note and Collateral Documents when delivered hereunder will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

      6.5   Financial Statements.  The Financial Statements fairly present the
            --------------------
financial condition of the Company as at such date and the results of the operations of the Company as of such date and the results of the operations of the Company for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis subject to normal year end adjustments, and since June 30, 1998, there has been no material adverse change in such financial condition or operations.

      6.6   Litigation.  Except as disclosed on Schedule 6.6, there are no
            ----------
actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or the properties of the Company before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Company, could reasonably be expected to have a material adverse effect on the financial condition or business of the Company.

      6.7   Regulation U.  The Company is not engaged as one of its principal
            ------------
activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loan hereunder will be used to purchase or carry any margin stock or for any other purpose that would violate any of the margin regulations of the Board of Governors.

      6.8   Title to Property.  Except as provided on Schedule 6.8, the Company
            -----------------
has good and marketable title to its respective properties and assets, including the properties and assets reflected in the most recent Financial Statements referred to in Section 6.5 or delivered pursuant to Section 6.4, subject to no Lien except Permitted Liens.

      6.9   Other Agreements.  The Company is not a party to any indenture, loan
            ----------------
or credit agreement or any lease of other agreement or instrument or subject to any charter or corporate restriction which would have a material adverse effect on the business, properties, assets, operations or condition, financial or otherwise, of the Company, or on the ability of the Company to carry out its obligations under this Agreement, the Revolving Credit Note or the Collateral Documents.

      6.10  Taxes.  The Company has filed all tax returns (Federal, state and
            -----
local) required to be filed and, subject to the provisions of Section 7.2, paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof.

      6.11  Accuracy of Information.  No information, exhibit or report
            -----------------------
furnished in writing by the Company to the Bank in connection with this Agreement contains any material untrue statement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading at the time that they were made.

      6.12  Subsidiaries.  The Company has no Subsidiaries except as disclosed
            ------------
on Schedule 6.12.

      6.13  ERISA.  The Company, its ERISA Affiliates and its respective Plans
            -----
are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect with any such Plan. None of the Company, nor any of its ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company, and its ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each of their respective Plans, if any, and have not incurred any liability to the PBGC or any Plan. The execution, delivery and performance of this Agreement and the Revolving Credit Note does not constitute a Prohibited Transaction. There is no material unfunded benefit liability, determined in accordance with Section 4001(a)(18) of ERISA, with respect to any Plan of the Company, its Subsidiaries or its ERISA Affiliates.

      6.14  Environmental and Safety Matters.  Except as provided on Schedule
            --------------------------------
6.14, to the best of its knowledge after due inquiry, the Company is in compliance in all material respects with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which the Company owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise. To the best of its knowledge after due inquiry, no demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company, any real property in which the Company holds or has held an interest or any past or present operation of the Company. To the best of its knowledge after due inquiry, the Company (a) is not the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substance, radioactive materials, hazardous wastes or related materials into the environment, (b) has not received any notice of any its properties in violation of any Environmental Laws, or
(c) except as provided on Schedule 6.14, does not know of any basis for any such investigation, notice or violation. To the best of its knowledge after due inquiry, except as provided on Schedule 6.14, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company holds any interest or performs any of its operations, in violation of any Environmental Law.

      6.15  Financial Condition.
            -------------------

          (a) The Company is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and the Company will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Agreement, or by the other documents contemplated hereby. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Company or of any of its Subsidiaries since the date of the latest of the Financial Statements.

          (b) The incurrence of the Loans and the execution and delivery of the Revolving Credit Note and the Collateral Documents, and the other documents contemplated hereby by the Company, and the incurrence of the obligations set forth therein or herein by the Company, as relevant, and creation of the interests of the Bank and the obligations of the Company pursuant to the foregoing, (i) are not fraudulent (as said term is used in the Uniform Fraudulent Conveyance Act as adopted in the State of Michigan, being MCLA 566.11 et seq. ("Fraudulent Conveyance Act") and are not void or voidable, or
------
ineffective as to a creditor or creditors (or as to a person or entity having similar rights as such creditor or creditors would have) of the Company, under applicable law, including the aforesaid Fraudulent Conveyance Act and the Bankruptcy Code, and (ii) may not be avoided (as such term is used in Section 548 of the Bankruptcy Code) pursuant to the Bankruptcy Code.

      6.16       Conditions Precedent.  To the best knowledge of the Company, as
                 --------------------
of each date on which an advance is made, all appropriate conditions precedent referred to in Section 2 hereof shall have been satisfied or waived in writing by the Bank.

      6.17       Indebtedness.  Except as disclosed on Schedule 8.5 attached
                 ------------
hereto, neither the Company nor any of its Subsidiaries has any indebtedness for money borrowed or any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Company or its Subsidiaries in the ordinary course of business for deposit or collection.

                                  ARTICLE VII

                     AFFIRMATIVE COVENANTS OF THE COMPANY
                     ------------------------------------

     On a continuing basis from the date of this Agreement until the later of the Termination Date or when the Indebtedness is paid in full and the Company has performed all of its other obligations hereunder, the Company covenants and agrees that it will:

      7.1   Preservation of Corporate Existence, Etc.  It will do or cause to be
            ----------------------------------------
done, all things necessary to preserve, renew and keep in full force and effect its legal existence, and its qualification where necessary under applicable law, and the rights, licenses, permits (including those required under Environmental
Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of their business; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

      7.2   Compliance with Laws, Etc.  It will comply in all material respects
            -------------------------
with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company.

      7.3   Maintenance of Properties; Insurance.  It will maintain, preserve
            ------------------------------------
and protect all property that is material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar business and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any of any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Bank for purposes of assuring compliance with this Section 7.3. All such policies shall contain a provision whereby they may not be canceled or amended except upon thirty (30) days' prior written notice to the Bank. The Company will promptly deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured and, with respect to casualty insurance, made payable to the Bank. If the Company fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and the Company agrees to repay the Bank upon demand, with interest at the Overdue Rate, all amounts so expended by the Bank.

      7.4   Reporting Requirements.  It will furnish to the Bank the following:
            ----------------------

          7.4.1  Adverse Event.  Promptly and in any event within five
                 -------------
(5) calendar days after becoming aware of the occurrence of (i) any Event of Default, (ii) the commencement of any material litigation against the Company, and any material developments therein, or (iii) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (iv) any development in the business or affairs of the Company which has resulted in or which is likely in the reasonable judgement of the Company, to result in a material adverse change in the business, properties, operations or condition, financial or otherwise of the Company, a statement of the chief executive, chief operating officer or chief financial officer of the Company setting forth details of such Event of Default or Default or such event or condition or such litigation and the action which the Company has taken and propose to take with respect thereto;

          7.4.2  Quarterly Financial Statements.  As soon as available and in
                 ------------------------------
any event within forty-five (45) days after the end of each fiscal quarter of the Company, the balance sheet of the Company as of the end of such month, and the related statements of income, retained earnings and changes in financial position for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles, together with: (i) a certificate of the chief financial officer of the Company stating that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and propose to take with respect thereto, and (ii) a copy of the Company's 10Q filed with the Securities and Exchange Commission;

          7.4.3  Annual Financial Reports.  Furnish to the Bank, in form and
                 ------------------------
reporting basis satisfactory to the Bank, not later than ninety (90) days after the close of each fiscal year of the Company, beginning with the fiscal year ended December 31, 1998: (i) financial statements of the Company on a consolidated and consolidating basis containing the balance sheet of the Company as of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports, and
(ii) a copy of the Company's 10K filed with the Securities and Exchange Commission. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Company and acceptable to the Bank and shall contain unqualified opinions as to the fairness of the statements therein contained.

          7.4.4  Compliance Reports.  Furnish to the Bank within forty-five
                 ------------------
(45) days after the end of each fiscal quarter of the Company, a Covenant Compliance Certificate.

          7.4.5  Shareholder Reports.  Promptly furnish to the Bank upon
                 -------------------
becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Company or any of its Subsidiaries as to their stockholders, and all regular and periodic reports filed by the Company or any of its Subsidiaries with any securities exchange, the Securities and Exchange Commission, or any governmental authorities succeeding to any or all of the functions of said Commission.

          7.4.6  Management Letters.  Furnish to the Bank, promptly upon receipt
                 ------------------
thereof, copies of all management letters and other reports of substance submitted to the Company or any of its Subsidiaries by independent certified public accountants in connection with any annual or interim audit of the books of the Company or any of its Subsidiaries.

          7.4.7  Other Information.  Promptly, such other information respecting
                 -----------------
the business, properties, operations or condition, financial or otherwise, of the Company as the Bank may from time to time reasonably request.

      7.5   Maintain Tangible Effective Net Worth.  On a consolidated and non-
            -------------------------------------
consolidated basis, maintain a Tangible Effective Net Worth for it of not less than $4,000,000.

      7.6   Maintain Debt to Worth Ratio.  On a consolidated and non-
            ----------------------------
consolidated basis, maintain the ratio of its Debt to Tangible Effective Net Worth at not more than 2.0 to 1.0.

      7.7   Maintain Senior Debt Service Ratio.  On a consolidated basis,
            ----------------------------------
maintain the ratio of (i) EBITDA for the four fiscal quarters ending on the last day of any fiscal quarter to (ii) Senior Debt Service for the same four fiscal quarters at not less than 2.0 to 1.0.

      7.8   Maintain Current Ratio.  On a consolidated basis, maintain its ratio
            ----------------------
of Current Assets to Current Liabilities at not less than 1.25 to 1.0 from the date of this Agreement and at all times thereafter.

      7.9   Use of Loan Proceeds.  Use of the proceeds of the loan hereunder
            --------------------
only for the purposes set forth in the recitals to this Agreement.

      7.10  ERISA.  (a) At all times meet and cause each of the Subsidiaries to
            -----
meet the minimum funding requirements of ERISA with respect to the Company's and Subsidiaries' employee benefit plans subject to ERISA; (b) promptly after the Company knows or has reason to know (i) of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or
(ii) that the PBGC or the Company has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of the Company setting forth details as to such event or proceedings and the action which the Company proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and (c) furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by the Company not later than ten (10) days after such report has been filed.

      7.11  Maintain Deposit Accounts.  Maintain its principal deposit accounts
            -------------------------
with the Bank.

      7.12  EMCO Audited Financial Statement.  Furnish to the Bank not later
            --------------------------------
than October 1, 1998, the audited financial statements of EMCO for the periods ending December 31, 1996, and December 31, 1997, in form acceptable to the Bank.

                                 ARTICLE VIII

                              NEGATIVE COVENANTS
                              ------------------

     On a continuing basis from the date of this Agreement until the later of the Termination Date or when the Indebtedness is paid in full and the Company has performed all of its other obligations hereunder, the Company covenants and agrees that, without the prior written consent of the Bank, it will not, and will not permit any Subsidiary, to:

      8.1   Dividends.  Declare or pay any dividends on, or make any other
            ---------
distribution (whether by reduction of capital or otherwise) with respect to any shares of its capital stock, except for dividends from a Subsidiary to the Company and dividends required to be paid on Preferred Stock.

      8.2   Stock Issuance.  Issue any additional shares of its capital stock,
            --------------
or any warrant, right or option relating thereto or any security convertible into any of the foregoing; except as provided in the Company's stock plans in existence on the date hereof, as described on Schedule 8.2 attached hereto.

      8.3   Stock Acquisition.  Purchase, redeem, retire or otherwise acquire
            -----------------
any of the shares of its capital stock, or make any commitment to do so; provided, however, that the Company may acquire shares of its capital stock as
--------  -------
may be authorized from time to time by the Board of Directors of the Company; provided, further, however, that the Company shall not acquire in excess of
--------  -------  -------
$500,000 of its capital stock without prior approval from the Bank.

      8.4   Liens and Encumbrances.  Create, incur, assume or suffer to exist
            ----------------------
any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property or assets (including without limit any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease required to be capitalized under GAAP) whether now owned or hereafter acquired other than Permitted Liens.

      8.5   Indebtedness.  Incur, create, assume or permit to exist any
            ------------
indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (a) the Indebtedness, (b) indebtedness subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by the Bank, (c) existing indebtedness to the extent set forth on attached Schedule 8.5, (d) trade indebtedness incurred and paid in the ordinary course of business, (e) contingent indebtedness to the extent permitted by Section 8.7 of this Agreement, and (f) indebtedness secured by Permitted Liens.

      8.6   Extension of Credit.  Make loans, advances or extensions of credit
            -------------------
to any person, except for sales on open account and otherwise in the ordinary course of business.

      8.7   Guarantee Obligations.  Except as disclosed on Schedule 8.7,
            ---------------------
guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Company in the ordinary course of business for deposit or collection.

      8.8   Subordinate Indebtedness.  Subordinate any indebtedness due to it
            ------------------------
from a Person to indebtedness of other creditors of such Person.

      8.9   Property Transfer, Merger or Lease-Back.  (a) On an annual basis,
            ---------------------------------------
sell, lease, transfer or otherwise dispose of properties and assets having an aggregate book value of more than One Hundred Thousand Dollars ($100,000.00) (whether in one transaction or in a series of transactions) except (i) the sale, lease or other transfer of inventory in the ordinary course of business, and
(ii) the sale, transfer or disposition of obsolete equipment, also in the ordinary course of business; (b) change its name (other than to MFIC with at least thirty (30) days prior writte notice to the Bank), consolidate with or merge into any other corporation (other than each other), permit another corporation to merge into them, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify their capital stock, or (c) enter into any sale-leaseback transaction.

      8.10  Pension Plan.  (a) Allow any fact, condition or event to occur or
            ------------
exist with respect to any employee pension or profit sharing plans established or maintained by them which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or
(b) permit any such plan to be the subject of termination proceedings

(whether voluntary or involuntary) from which termination proceedings there may result a liability of the Company to the PBGC which, in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Company.

      8.11  Misrepresentation.  Furnish the Bank with any certificate or other
            -----------------
document that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate or document not misleading in light of the circumstances under which it was furnished.

      8.12  Margin Stock.  Apply any of the proceeds of the Loans to the
            ------------
purchase of carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

                                  ARTICLE IX

           EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS
           ---------------------------------------------------------

      9.1   Events of Default.  The occurrence of any of the following events
            -----------------
shall constitute an Event of Default hereunder:

          9.1.1  Failure to Pay Monies Due.  If the Company shall fail to pay
                 -------------------------
when due, any principal or interest under the Revolving Credit Note or other amount payable by the Company under this Agreement (including insurance) or any taxes prior to their becoming delinquent or if the Company or any guarantor shall fail to pay, when due, any indebtedness, obligation or liability whatsoever of the Company or any guarantor to the Bank.

          9.1.2  Misrepresentation.  If any warranty or representation of the
                 -----------------
Company in connection with or contained in this Agreement, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of the Company, shall prove to be false or misleading in any material respect when made.

          9.1.3  Noncompliance with Agreement.  If the Company shall fail to
                 ----------------------------
perform in the time and manner required any of their obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement with the Bank to which they may be a party, which does not involve the failure to make a payment when due (be it principal, interest, taxes, insurance or otherwise) and which is not cured by the Company within forty-five (45) days after the earlier of the date of notice to the Company by the Bank on behalf of the Bank of such Default or the date the Bank is notified, or should have been notified pursuant to the Company's obligation under Section
7.4.1 hereof, of such Default.

          9.1.4  Other Defaults.  If the Company shall default in the payment
                 --------------
when due of any of its indebtedness in excess of Fifty Thousand Dollars ($50,000), (other than indebtedness owing to the Bank or disputed in good faith) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default actually results in an acceleration of the indebtedness.

          9.1.5  Judgments.  If there shall be rendered against the Company one
                 ---------
or more judgments or decrees involving an aggregate liability of One Hundred Thousand Dollars ($100,000.00) or more at any one time outstanding, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of the Company shall be issued and levied in an action claiming One Hundred Thousand Dollars ($100,000.00) or more at any one time outstanding and not released or appealed and bonded in an amount and manner reasonably satisfactory to the Bank within thirty (30) days after such issuance and levy.

          9.1.6  Business Suspension, Bankruptcy, Etc.  If the Company shall
                 -------------------------------------
voluntarily suspend transaction of its business; or if the Company shall not generally pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of the Company under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced or shall be commenced against the Company and shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for the Company or for any substantial portion of its respective properties or assets.

          9.1.7  Inadequate Funding or Termination of Employee Benefit Plan(s).
                 -------------------------------------------------------------
If the Company shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Company to the PBGC, either of which in the opinion of the Bank, could reasonably be expected to have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Company.

          9.1.8  Occurrence of Certain Reportable Events.  If there shall occur,
                 ---------------------------------------
with respect to any pension plan maintained by the Company any reportable event (within the meaning of Section 4043(b) of ERISA) which the Bank shall determine constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Company, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Company.

      9.2   Acceleration of Indebtedness; Remedies.  Upon the occurrence of an
            --------------------------------------
Event of Default which is not cured or waived within the time period provided in
Section 9.1, the obligation of the Bank to make advances pursuant to the Revolving Credit Commitment shall cease and all Indebtedness shall be due and payable in full immediately at the option of the Bank without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived. Unless all of the Indebtedness is then immediately fully paid, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the Security Agreement or under any other document contemplated hereby or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the

Collateral and to set off against the Indebtedness any amount owing by the Bank to the Company and/or any property of the Company in possession of the Bank. The Company agrees, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place designated by the Bank which is reasonably convenient to the Bank and the Company.

      9.3   Application of Proceeds.  All of the Indebtedness shall constitute
            -----------------------
one loan secured by the Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from the Company to the Bank. Upon the occurrence of an Event of Default which is not cured within the cure period, if any, provided in Section 9.1, the Bank may in its sole discretion apply the Collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by the Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to the Company or to such other Person or Persons as may be entitled thereto under applicable law. The Company shall remain liable for any deficiency, which the Company shall pay to the Bank immediately upon demand.

      9.4   Cumulative Remedies.  The remedies provided for herein are
            -------------------
cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any mortgage, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Company.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

      10.1  Amendments, Etc.  (a) No amendment, modification, termination
            ---------------
or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Bank and the Company.

          (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (c) In the event of any conflict between this Agreement and the Revolving Credit Note or Collateral Documents, the provisions of this Agreement shall control.

      10.2  Notices.  (a) Except as otherwise provided in Section 10.2(c)
            -------
hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company and the Bank at the respective addresses and numbers for notices set forth on the signature pages hereof, or to such other address as may be designated by the Company or the Bank by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, or if deposited prepaid with Federal Express or other nationally recognized overnight delivery service prior to the deadline for next day delivery, or the Business Day next following such deposit, or if sent via facsimile promptly confirmed, provided, however, that notices to the Bank shall not be effective until received.

          (b) Notices by the Company to the Bank with respect to terminations or reductions of the Commitments, requests for Loans, requests for continuations or conversions of Loans, and notices of prepayment shall be irrevocable and binding on the Company.

          (c) Any request for a Loan or a continuation or conversion thereof, and any notice to be given by the Bank hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in a manner provided in Section 2.2. Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

      10.3  No Waiver By Conduct; Remedies Cumulative.  No course of dealing
            -----------------------------------------
on the part of the Bank, nor any delay or failure on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Bank under this Agreement, the Revolving Credit Note or the Collateral Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or the Revolving Credit Note or by applicable law to the Bank may be exercised from time to time and as often as may be deemed expedient by the Bank and, unless contrary to the express provisions of this Agreement, the Revolving Credit Note, or the Collateral Documents irrespective of the occurrence or continuance of any Default or Event of Default.

      10.4  Reliance on and Survival of Various Provisions.  All terms,
            ----------------------------------------------
covenants, agreements, representations and warranties of the Company made herein or in any certificate, report, financial statement or other document furnished by or on behalf of the Company in connection with this Agreement shall be deemed to be material and to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank, and those covenants and agreements of the Company set forth in Section 3.9, 3.10, 3.11 and 10.5 hereof shall survive the repayment in full of the Loans and termination of the Commitments.

      10.5  Expenses.  The Company agrees to pay, or reimburse the Bank for
            --------
the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Bank, including without limitation the fees and expenses of its counsel in connection with the preparation, execution, delivery and administration of this Agreement, the Revolving Credit Note, the Collateral Documents and the consummation of the transactions contemplated hereby (subject to Section 3.4.3) and in connection with advising the Bank as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, the Revolving Credit Note and the consummation of the transactions contemplated hereby,and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and
(iii) all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, this Agreement, the Revolving Credit Note and the Collateral Documents, or in connection with refinancing or restructuring of the credit arrangements provided under this Agreement.

      10.6  Successors and Assigns.  This Agreement shall be binding upon and
            ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without prior consent of the Bank, assign its rights or obligations hereunder or under the Revolving Credit Note and the Bank shall not be obligated to make any Revolving Credit Loan hereunder to any entity other than the Company. The Bank may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Revolving Credit Loan and the Bank's rights and benefits under this Agreement, the Revolving Credit Note and the Collateral Documents, and to the extent of such sale such participant or participants shall have the same rights and benefits against the Company as it or they would have had if such participant or participants were the Bank making the Revolving Credit Loan to the Company hereunder, provided, however, that (a) the Bank's obligations under this agreement shall remain unmodified and fully effective and enforceable against the Bank, (b) Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) Bank shall remain the holder of its Revolving Credit Note for all purposes of this Agreement, (d) the Company shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and (e) the Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by the Bank under this agreement.

      10.7  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

      10.8  Governing Law.  This Agreement is a contract made under, and shall
            -------------
be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principals of such State. The Company further agrees that any legal action or proceeding with respect to this Agreement, the Revolving Credit Note, the Collateral Documents or the transactions contemplated hereby may be brought in any court of the State of Michigan, Kent County, or in any court of the United States of America sitting in the Western District of Michigan and the Company hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to the Company or by the mailing thereof by registered or certified mail, postage prepaid to the Company at its address set forth in Section 10.2. Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against the Company or property in the courts of any other jurisdiction. The Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

      10.9  Table of Contents and Headings.  The table of contents and the
            ------------------------------
headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

      10.10  Construction of Certain Provisions.  If any provision of this
             ----------------------------------
Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

      10.11  Integration and Severability.  This Agreement embodies the entire
             ----------------------------
agreement and understanding between the Company and the Bank and supersedes all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company under this Agreement, the Revolving Credit Note or the Collateral Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement, the Revolving Credit Note or the Collateral Documents in any other jurisdiction.

      10.12  Independence of Covenants.  All covenants  hereunder shall be given
             -------------------------
independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default or any event or condition which with notice or lapse of time, or both, could become such a Default or an Event of Default if such action is taken or such condition exists.

      10.13  Interest Rate Limitation.  Notwithstanding any provisions of this
             ------------------------
Agreement, the Revolving Credit Note or the Collateral Documents, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Revolving Credit Note or the Collateral Documents at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be
                                               ---- -----
fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) without cost or fee to the Company and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Bank have been paid in full.

      10.14  Waiver of Jury Trial.  The Bank and Company, after consulting or
             --------------------
having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement, the Revolving Credit Note or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of either of them. Neither the Bank nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Company except by a written instrument executed by all of them.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the 12th day of August, 1998, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


                         MICROFLUIDICS INTERNATIONAL CORPORATION
Address for Notice:
30 Ossipee Road
Newton, MA 02164-9101    By: /s/ Michael A. Lento
Fax No. (617) 965-1213       ------------------------------------
                            Its President and Treasurer
                                ---------------------------------


                         COMERICA BANK
Address for Notice:
1000 Campau Square Plaza
99 Monroe, N.W.          By: /s/ Michael VanDiepenbos
Grand Rapids, MI 49503       ------------------------------------
Fax No. (616) 776-7885      Its
                               ----------------------------------
                                      -32-